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                                                                  Exhibit 10.8.5


      Reference is made to the Retention and Change in Control Agreement, dated as of May 5, 2000, between Arch Capital Group Ltd., a Delaware corporation (the "Company"), and Robert Clements, the Change in Control Agreement, dated as of May 5, 2000, between the Company and Peter A. Appel, and the Employment and Change in Control Agreement, dated as of May 5, 2000, between the Company and Louis T. Petrillo (collectively, the "Agreements").

      The Agreements provide that the Company will require any successor to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Agreements in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For such purpose, any company that becomes directly owned by stockholders of the Company pursuant to a merger or consolidation in which the Company becomes a wholly owned subsidiary of such company will be deemed to be a successor of the Company.

      The Company has entered into an agreement and plan of merger pursuant to which it will merge (the "Merger") with and into a subsidiary of Arch Capital Group Ltd., a Bermuda company (the "Parent"). As a result of the Merger, the stockholders of the Company will become stockholders of the Parent, and the Company will become a wholly owned subsidiary of the Parent.

      Effective with the consummation of the Merger, the Parent hereby assumes all of the Company's rights and obligations under the Agreements; all references to the "Company" in the Agreements shall be to the Parent; and the Company is released from all of its obligations under the Agreements.

      IN WITNESS WHEREOF, the undersigned has duly executed this assumption agreement as of November 6, 2000.

                                 ARCH CAPITAL GROUP LTD.


                                 By:/s/ Louis T. Petrillo
                                    ---------------------
                                 Name:   Louis T. Petrillo
                                 Title:  Senior Vice President, General Counsel
                                         & Secretary